EXHIBIT 4.08


                                74

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                      SEVENTH AMENDMENT TO
                        CREDIT AGREEMENT


     This Seventh Amendment to Credit Agreement (this "Seventh Amendment") is made and dated as of January 17, 1996 among Rio
Properties, Inc., a Nevada corporation (the "Company"), the several financial institutions party hereto ("Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent") and amends that Credit Agreement dated as of July 15, 1993 among the Company, the Banks and the Agent, as amended by a First Amendment to Credit Agreement dated as of October 25, 1993, a Second Amendment to Credit Agreement dated as of November 8, 1993, a Third Amendment to Credit Agreement dated as of April 15, 1994, a Fourth Amendment to Credit Agreement dated as of December 16, 1994, a Fifth Amendment to Credit Agreement dated as of March 20, 1995 and a Sixth Amendment to Credit Agreement dated as of July 31, 1995 (as so amended, the "Agreement").


                             RECITAL

     The Company has requested the Agent and the Banks to increase the basket for repurchases of shares of the Parent Guarantor form $5,000,000 to $10,000,000 and to clarify that such permitted repurchases are net of issuances of such shares, and the Agent and Banks are willing to do so on the terms and conditions set forth herein.

     Now, Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1.    TERMS.   All  terms used herein shall  have  the  same
meanings  as  in  the Agreement unless otherwise defined  herein.
All references to the Agreement herein shall mean the Agreement as hereby amended.

     2. AMENDMENTS TO AGREEMENT. The Banks and the Agent hereby agree that the Agreement is amended as follows:

     2.1 Section 7.12(b) of the Agreement is amended and restated in its entirety as follows:

          "(b)  Repurchases  of shares  of  the  Parent
          Guarantor not exceeding $10,000,000 (net of issuances of such shares since the Closing
          Date) in the aggregate; and"

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     3.    REPRESENTATIONS AND WARRANTIES. The Company represents
and warrants to the banks and Agent:

     3.1 AUTHORITY. The Company has all necessary power and has taken all corporate action necessary to make this Seventh Amendment, the Agreement, and all other agreements and instruments executed in connection herewith and therewith, the valid and enforceable obligations they purport to be.

     3.2 NO LEGAL OBSTACLE TO AGREEMENT. Neither the execution of this Seventh Amendment, the making by the Company of any borrowings under the Agreement, nor the performance of the Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which the Company is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of the Company. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Company of this Seventh Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by the Company under the Agreement.

     3.3    INCORPORATION   OF   CERTAIN   REPRESENTATIONS.   The
representations and warranties set forth in Article V of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

     3.4 DEFAULT. No event of Default under the Agreement has occurred and is continuing.

     4. CONDITIONS, EFFECTIVENESS. The effectiveness of this Seventh Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent.

     4.1 CORPORATE RESOLUTIONS. A copy of a resolution or resolutions passed by the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Seventh Amendment and any note or other instrument or agreement required hereunder.

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     4.2   AUTHORIZED SIGNATORIES.  A certificate, signed by  the
Secretary or an Assistant Secretary of the Company dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Seventh Amendment and any instrument or agreement required hereunder on behalf of the Company.

     4.3 OTHER EVIDENCE. Such other evidence with respect to the Company or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Seventh Amendment and the Agreement and the compliance with the conditions set forth herein.

     5.   MISCELLANEOUS.

     5.1   EFFECTIVENESS  OF  THE AGREEMENT.   Except  as  hereby
expressly amended, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects.

     5.2 WAIVERS. This Seventh Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

     5.3 COUNTERPARTS. This Seventh Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Seventh Amendment shall not become effective until the Parent Guarantor, the Company, the Majority Banks and the Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

     5.4    JURISDICTION.   This  Seventh  Amendment,   and   any
instrument or agreement required hereunder, shall be governed by

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and construed under the laws of the State of Nevada.

     IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed and delivered as of the date first written above.

                              RIO PROPERTIES, INC.


                              By: /s/ James A. Barrett, Jr.
                              Title:  President

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as Agent


                              By: /s/ L. Chenevert, Jr.
                                   L. Chenevert, Jr.
                                   Vice President

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as a Bank


                              By: /s/ Jon Varnell
                                   Jon Varnell
                                   Managing Director

                              FIRST INTERSTATE BANK OF NEVADA


                              By: /s/
                              Title: Vice President

                              FIRST SECURITY BANK OF IDAHO, N.A.


                              By: /s/ David P. Williams
                              Title: Vice President

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                              NBD BANK


                              By: /s/
                              Title:

                              SOCIETE GENERALE


                              By: /s/ Maureen Kelly
                              Title: Vice President

                              BANK OF AMERICA NEVADA


                              By:  /s/ Alan F. Gordon
                              Title: Vice President

                              U.S. BANK OF NEVADA


                              By: /s/ Terry Gurty
                              Title:  Officer

                              BANK OF SCOTLAND


                              By: /s/ Catherine M. Oniffrey
                              Title: Vice President

                              MIDLANTIC BANK, N.A.


                              By: /s/ Denise D. Killen
                              Title: Vice President

                              BANK OF HAWAII


                              By: /s/ Joseph T. Donalson
                              Title: Vice President

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                      CONSENT OF GUARANTOR

     The undersigned hereby consents to the foregoing Seventh Amendment to Credit Agreement dated as of January 17, 1996 and confirms that its Parent Guaranty dated as of July 15, 1993 remains in full force and effect before and after giving effect to this Seventh Amendment.


                              RIO HOTEL & CASINO, INC.


                              By: /s/ James A. Barrett, Jr.
                              Title:  President

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